STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

                                      FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX REPORTS SECOND-QUARTER FISCAL 2015 FINANCIAL RESULTS

Net Sales Increase 13.7% to $189 Million

Earnings from Continuing Operations Grow 7.3% to $0.88 per Diluted Share

Non-GAAP Earnings from Continuing Operations Rise 11.5% to $0.97 per Diluted Share

SALEM, NH – February 3, 2015 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the second quarter of fiscal year 2015.

Second Quarter Fiscal 2015 Results from Continuing Operations

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Net sales increased 13.7% to $189.3 million from $166.5 million in the second quarter of fiscal 2014.  Organic sales increased 9.1%, acquisition growth accounted for 6.5% of the increase and foreign exchange had a negative effect of 1.9% year over year.

▪

Income from operations was $15.9 million, compared with $15.1 million in the second quarter of fiscal 2014.  Operating income for the second quarter of fiscal 2015 included pre-tax, $1.1 million of restructuring charges and $0.9 million of purchase accounting related to the step up of inventory from recent acquisitions.  The second quarter of fiscal 2014 included pre-tax, $0.6 million of restructuring charges, $2.1 million in non-recurring management transition expenses, and a non-recurring, net gain of $2.0 million associated with insurance proceeds received during the quarter.

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Net income from continuing operations was $11.3 million, or $0.88 per diluted share, including tax-effected $0.8 million of restructuring charges primarily related to plant consolidations, $0.7 million of purchase accounting related to the step up of inventory from recent acquisitions, and $0.2 million in discrete tax benefits.  This compares with second quarter fiscal 2014 net income from continuing operations of $10.5 million, or $0.82 per diluted share, including tax-effected $0.5 million of restructuring charges, $1.5 million in non-recurring management transition expenses, and a gain related to insurance proceeds of $1.4 million.  Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $12.5 million, or $0.97 per diluted share, compared with $11.0 million, or $0.87 per diluted share, in the second quarter of fiscal 2014.

▪

EBITDA (earnings before interest, income taxes, depreciation and amortization) was $20.3 million, compared with $18.9 million in the second quarter of fiscal 2014.  Excluding the previously mentioned items from both periods, adjusted EBITDA for the second quarter of fiscal 2015 was $22.3 million, compared with $19.7 million in the year-earlier quarter.

▪

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $147.2 million at the end of the second quarter of fiscal 2015, compared with $127.4 million a year earlier.  Working capital turns were 5.1 for the second quarter of fiscal 2015.  Adjusting for the impact of the Enginetics acquisition, working capital turns were 5.3, compared with 5.2 a year earlier.

▪

The Company closed the quarter with net debt of $43.3 million, versus net cash of $2.0 million at the end of the second quarter 2014 and net cash of $29.2 million at June 30, 2014.  The increase in net debt was primarily due to the acquisition of Enginetics during the first quarter.

A reconciliation of net income, earnings per share and net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“We performed well again in the second quarter, reporting 13.7% overall growth, 9.1% organic growth and an increase in non-GAAP operating income of 12.3%,” said David Dunbar, President and CEO.  “We also made good progress on the strategic growth initiatives in each of our businesses.”

Segment Review

Food Service Equipment Group sales increased 12.8% year-over-year, and operating income was down 5.2% or a 3.5% decrease excluding the non-cash impact of purchase accounting expenses related to the Ultrafryer acquisition.

“In Refrigeration, roll outs in the dollar store segment and general market strength throughout our distribution channels drove strong year-over-year sales,” said Dunbar.  “In Cooking Solutions, we achieved good top-line growth, even after excluding the acquisition of Ultrafryer. On the bottom line, we reported solid profitability and improved efficiency at Refrigeration.  Profitability in Cooking Solutions continues to lag related to supply chain performance.  Although we saw improved production and efficiencies in our Nogales, Mexico plant, there are still higher costs related to earlier inefficiencies coming through in premium freight, claims and pricing concessions.  Our top near-term priority in Food Service continues to be the improvement of our supply chain and production performance at Nogales.  We continue to expect this consolidation to generate $4 million of annual cost savings1.  In addition, we have restructured our U.K. organization and converted it to a distribution model to reduce channel costs and enhance profitability.

Engraving Group sales decreased 6.2% year-over-year, including a 4.6% effect from foreign exchange, while operating income grew 2.2%.

”At our Mold-Tech operations, automotive roll outs remained strong but lacked the significant growth we experienced last year,” said Dunbar.  “We were able to substantially offset this decline through sales generated by our design hub in Manchester, England and the new hub in Detroit, MI that we opened during the second quarter to service North American OEMs.  Mold-Tech was strong in China, where we remain optimistic about our long-term potential1.  Despite weak roll, plate and machinery sales to both North America and Brazil in the quarter, North American backlog grew as a result of improvement in the construction and consumer markets.  Although overall Engraving sales were down year-over-year, profitability in the segment was up 2.2% as we did a good job driving margins and we recorded a greater amount of higher-margin sales to China.”

Engineering Technologies Group sales grew 53.6% year-over-year, and operating income increased 31%.

“Strong sales to space customers in the launch vehicle and defense segments were primarily responsible for a 14.5% organic sales increase,” said Dunbar.  “In addition, legacy sales in the aviation segment were up by double digits as development programs moved into the production phase.  Sales to the oil and gas market were down significantly. Profitability in Engineering Technologies was up 62.9%, excluding purchase accounting for the Enginetics acquisition, due to volume leverage and margin improvement initiatives across the organization.  Looking forward, we expect the oil and gas market to be soft in the foreseeable future and we will take actions to align costs with demand1.  At the same time, we are ramping up to support growth opportunities in aviation and plan to begin production on our newest lipskin award by the end of calendar 20151.”

Electronics Products Group sales were up 5.1% year-over-year, while operating income increased 7.9%.

“Growth in Electronics was driven by broad market growth, particularly the transportation sector in North America and the sale of reed-based sensors,” said Dunbar.  “In addition to leveraging the top line, plant consolidation in China contributed to the year-over-year operating income growth.  We plan to continue efforts to capitalize on the solid new business development process the Electronics group has in place to grow the sensor business and to move up the value chain to provide more complete value-added solutions1.”

The Hydraulics Products Group reported a 39.3% year-over-year sales increase, while operating income rose 37.1%.

“Growth across all of our end markets was due to the recovery in housing, aging equipment and the general economy,” said Dunbar.  “The factory expansion to add capacity at our Tianjin, China plant is now complete, which strengthens our global competitive advantage by enabling us to bundle telescopic cylinders from North America with rod cylinders from

China.  We continue to ship and book orders at record levels at the China plant.  Looking ahead, we are working to expand our addressable market in hydraulics by pursuing new opportunities1.”

Business Outlook

“Our end markets overall continue to be strong with the primary exception of oil and gas.  We have an approximate 5% exposure to this market across all of our businesses.  We expect that growth in the automotive and food service equipment markets as a result of lower gas prices could offset some of the negative impact we expect to see from our oil and gas exposure1.  The weak euro presents a headwind to our businesses.  Though our sales in Europe and China had good momentum in the second quarter, a slowdown in those markets could have an effect in the second half1.  As we enter the second half of the fiscal year, we will continue to execute on our planned investments to support increased demand, and we have a strong balance sheet that allows us to pursue both organic and acquisition growth to create shareholder value.  We also are focused on increasing our margins and profitability through productivity and efficiency improvements1,” concluded Dunbar.

Conference Call Details

Standex will host a conference call for investors today, February 3, 2015 at 10:00 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights.  Investors interested in listening to the webcast should log on to the “Investor Relations” section of Standex’s website, located at www.standex.com.  The Company's slide show accompanying the webcast audio also can be accessed via its website.  To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 62384100.  The replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the Company's performance.  A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2014, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands)	2014	2013	2014	2013

Net sales	$189,337	$166,540	$391,364	$344,680
Cost of sales	130,537	110,646	266,452	228,381
Gross profit	58,800	55,894	124,912	116,299

Selling, general and administrative expenses	41,854	42,074	85,808	81,609
Restructuring costs	1,094	644	1,956	4,450
Other operating (income) expense, net	-	(1,962)	59	(1,962)

Income from operations	15,852	15,138	37,089	32,202

Interest expense	788	592	1,431	1,152
Other (income) expense, net	(188)	(66)	(453)	(520)
Total	600	526	978	632

Income from continuing operations before income taxes	15,252	14,612	36,111	31,570
Provision for income taxes	3,989	4,120	9,921	8,730
Net income from continuing operations	11,263	10,492	26,190	22,840

Income (loss) from discontinued operations, net of tax	(79)	25	(454)	(3,241)

Net income	$11,184	$10,517	$25,736	$19,599

Basic earnings per share:
Income from continuing operations	$0.89	$0.83	$2.07	$1.81
Income (loss) from discontinued operations	(0.01)	-	(0.04)	(0.26)
Total	$0.88	$0.83	$2.03	$1.55

Diluted earnings per share:
Income from continuing operations	$0.88	$0.82	$2.04	$1.79
Income (loss) from discontinued operations	(0.01)	-	(0.04)	(0.25)
Total	$0.87	$0.82	$2.00	1.54

Average Shares Outstanding
Basic	12,656	12,634	12,655	12,598
Diluted	12,802	12,768	12,818	12,763

Standex International Corporation
Condensed Consolidated Balance Sheets

	December 31,	June 30,
(In thousands)	2014	2014

ASSETS
Current assets:
Cash and cash equivalents	$82,571	$74,260
Accounts receivable, net	101,868	107,674
Inventories	113,221	97,065
Prepaid expenses and other current assets	6,488	7,034
Income taxes receivable	3,327	922
Deferred tax asset	12,676	12,981
Total current assets	320,151	299,936

Property, plant, equipment, net	110,462	96,697
Intangible assets, net	39,320	31,490
Goodwill	154,764	125,965
Deferred tax asset	910	878
Other non-current assets	24,943	23,194
Total non-current assets	330,399	278,224

Total assets	$650,550	$578,160

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$67,849	$85,206
Accrued liabilities	48,398	51,038
Income taxes payable	7,643	4,926
Total current liabilities	123,890	141,170

Long-term debt	125,840	45,056
Accrued pension and other non-current liabilities	54,408	51,208
Total non-current liabilities	180,248	96,264

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	45,126	43,388
Retained earnings	606,929	584,014
Accumulated other comprehensive loss	(68,906)	(55,819)
Treasury shares	(278,713)	(272,833)
Total stockholders' equity	346,412	340,726

Total liabilities and stockholders' equity	$650,550	$578,160

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Six Months Ended
	December 31,
(In thousands)	2014	2013

Cash Flows from Operating Activities
Net income	$25,736	$19,599
Income (loss) from discontinued operations	(454)	(3,241)
Income from continuing operations	26,190	22,840

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,305	7,388
Stock-based compensation	1,669	2,319
Non-cash portion of restructuring charge	(74)	3,342
Disposal of real estate and equipment	-	925
Contributions to defined benefit plans	(491)	(733)
Net changes in operating assets and liabilities	(23,801)	(16,312)
Net cash provided by operating activities - continuing operations	11,798	19,769
Net cash provided by (used in) operating activities - discontinued operations	(657)	(2,367)
Net cash provided by (used in) operating activities	11,141	17,402
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(13,961)	(7,393)
Expenditures for acquisitions, net of cash acquired	(57,148)	-
Proceeds from sale of real estate and equipment	115	(3,482)
Other investing activities	1,128	-
Net cash (used in) investing activities from continuing operations	(69,866)	(10,875)
Net cash (used in )investing activities from discontinued operations	-	(570)
Net cash (used in) investing activities	(69,866)	(11,445)
Cash Flows from Financing Activities
Proceeds from borrowings	245,500	34,500
Payments of debt	(164,700)	(38,500)
Activity under share-based payment plans	613	138
Excess tax benefit from share-based payment activity	1,644	1,423
Cash dividends paid	(2,783)	(2,267)
Purchase of treasury stock	(8,067)	(5,106)
Net cash provided by (used in) financing activities	72,207	(9,812)

Effect of exchange rate changes on cash	(5,170)	851

Net changes in cash and cash equivalents	8,311	(3,004)
Cash and cash equivalents at beginning of year	74,260	51,064
Cash and cash equivalents at end of period	$82,571	$48,060

Standex International Corporation
Selected Segment Data

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands)	2014	2013	2014	2013
Net Sales
Food Service Equipment	$98,533	$87,370	$212,366	$187,281
Engraving	26,625	28,384	54,713	53,411
Engineering Technologies	26,605	17,323	46,724	34,588
Electronics Products	27,823	26,461	57,293	54,605
Hydraulics Products	9,751	7,002	20,268	14,795
Total	$189,337	$166,540	$391,364	$344,680

Income from operations
Food Service Equipment	$6,912	$7,294	$18,585	$19,263
Engraving	5,947	5,820	12,890	10,593
Engineering Technologies	3,218	2,456	5,438	4,538
Electronics Products	4,738	4,392	10,284	9,530
Hydraulics Products	1,452	1,059	3,174	2,233
Restructuring	(1,094)	(644)	(1,956)	(4,450)
Other operating income (expense), net	-	1,962	(59)	1,962
Corporate	(5,321)	(7,201)	(11,267)	(11,467)
Total	$15,852	$15,138	$37,089	$32,202

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
	December 31,			December 31,
(In thousands, except percentages)	2014	2013	% Change	2014	2013	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$15,852	$15,138	4.7%	$37,089	$32,202	15.2%
Adjustments:
Restructuring charges	1,094	644		1,956	4,450
Management Transition	-	2,083		-	2,219
Net gain on Insurance Proceeds	-	(1,962)		-	(1,962)
Acquisition-related costs	911	-		1,696	-
Adjusted income from operations	$17,857	$15,903	12.3%	$40,741	$36,909	10.4%
Interest and other income (expense), net	(600)	(526)		(978)	(632)
Provision for income taxes	(3,989)	(4,120)		(9,921)	8,730)
Discrete tax items	(239)	-		(239)	155
Tax impact of above adjustments	(525)	(216)		(957)	(1,332)
Net income from continuing operations, as adjusted	$12,504	$11,041	13.3%	$28,646	$26,370	8.6%

EBITDA and Adjusted EBITDA:
Income from continuing operations before income taxes, as reported	$15,252	$14,612		$36,111	$31,570
Add back:
Interest expense	788	592		1,431	1,152
Depreciation and amortization	4,294	3,699		8,305	7,388
EBITDA	$20,334	$18,903	7.6%	$45,847	$40,110	14.3%
Adjustments:
Restructuring charges	1,094	644		1,956	4,450
Management Transition	-	2,083		-	2,219
Net gain on Insurance Proceeds	-	(1,962)		-	(1,962)
Acquisition-related costs	911	-		1,696	-
Adjusted EBITDA	$22,339	$19,668	13.6%	$49,499	$44,817	10.4%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$22,757	$18,475		$11,798	$19,769
Less: Capital expenditures	(6,762)	(3,663)		(13,961)	(7,393)
Free operating cash flow	$15,995	$14,812		$(2,163)	$12,376
Net income from continuing operations	11,263	10,492		26,190	22,840
Conversion of free operating cash flow	142.0%	141.2%		-8.3%	54.2%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
Adjusted earnings per share from continuing	December 31,			December 31,
operations	2014	2013	% Change	2014	2013	% Change

Diluted earnings per share from continuing operations, as reported	$0.88	$0.82	7.3%	$2.04	$1.79	14.0%

Adjustments:
Restructuring charges	0.06	0.04		0.11	0.25
Management Transition	-	0.12		-	0.12
Net gain on Insurance Proceeds	-	(0.11)		-	(0.11)
Acquisition-related costs	0.05	-		0.10	-
Discrete tax items	(0.02)	-		(0.02)	0.01
Diluted earnings per share from continuing operations, as adjusted	$0.97	$0.87	11.5%	$2.23	$2.06	8.3%